UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 8, 2010
MGM RESORTS INTERNATIONAL
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-10362 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las	89109
Vegas, Nevada
(Address of Principal Executive Offices)	(Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On November 8, 2010, Barclays Capital Inc., the sole underwriter for the public offering of 40,900,000 shares of common stock of MGM Resorts International (the “Company”) and 27,782,000 shares of the Company’s common stock from Tracinda Corporation, exercised in full its over-allotment option to purchase an additional 6,135,000 shares of common stock from the Company and an additional 4,167,300 shares of common stock from Tracinda Corporation. The closing of the exercise of the over-allotment option occurred on November 12, 2010.
Weil, Gotshal & Manges LLP, counsel to the Company, has issued an opinion to the Company, dated November 12, 2010, regarding the legality of its common stock to be sold in connection with the exercise of the over-allotment option. A copy of the opinion is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

No.	Description
Exhibit 5.1	Opinion of Weil, Gotshal & Manges LLP
Exhibit 23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 hereto)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM Resorts International
Date: November 12, 2010	By:	/s/ Troy E. McHenry
Troy E. McHenry
Vice President, Deputy General Counsel & Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
Exhibit 5.1	Opinion of Weil, Gotshal & Manges LLP
Exhibit 23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 hereto)

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